Exhibit 99.B.5(a)

LIBERTY LIFE ASSURANCE COMPANY OF BOSTON

VARIABLE LIFE INSURANCE SUPPLEMENTAL APPLICATION

1. PLAN	☐ Single Premium Single Life Variable Life Insurance	☐ Single Premium Last Survivor Variable Benefit Agreement
	☐ Flexible Premium Single Life Variable Life Insurance	☐ Other

2. INSURED A	First	MI	Last	Date of Birth		Social Security Number
				/	/	-	-

3. INSURED B	First	MI	Last	Date of Birth		Social Security Number
				/	/	-	-

PAYMENT ALLOCATION	Allocations must total 100%.	The minimum percentage allocation is [5%] and must be in whole numbers.

4. ASSET ALLOCATION MODEL	If chosen do not complete allocation percentages below.
Asset Allocation Models are rebalanced quarterly.
4A. FIXED ACCOUNT	%
4B. SUB-ACCOUNTS	Please make no more than [10] selections

AIM V.I. Government Securities	%
AIM V.I. International Growth	%
AIM V.I. Technology	%
AIM V.I. Capital Appreciation	%
Columbia Strategic Income	%
Columbia High Yield	%
Columbia Large Cap Value	%
Columbia Small Cap Value	%
Dreyfus IP Technology Growth	%
Dreyfus Stock Index	%
Dreyfus VIF Appreciation	%
Dreyfus Socially Responsible Growth	%
Franklin Money Market	%
Franklin Strategic Income	%
Templeton Growth	%
Franklin Growth and Income	%
Franklin Large Cap Growth	%
MFS VIT High Income	%
MFS VIT Utilities	%
MFS VIT Investors Trust	%
MFS VIT Research	%
MFS VIT Core Equities	%
MFS VIT Emerging Growth	%
Columbia Money Market	%
Columbia Asset Allocation	%
Columbia Large Cap Growth	%
Other	%

SPECIAL REQUESTS			Yes	No
5.	Is Dollar Cost Averaging elected?		☐	☐
6.	Is Account Rebalancing elected?	(Do not complete if an Asset Allocation Model is used.)	☐	☐
7.	Please indicate if you refuse Telephone Transfer privileges. ☐
If you answered Yes to questions 5 or 6, applicable administrative form(s) must be completed and submitted for your elections to be effective.

SUITABILITY

	PLEASE READ CAREFULLY	Yes	No
8.	Did you receive the current prospectus for the life contract applied for?	☐	☐
9.	Do you understand that the contract values including the Death Benefit may increase or decrease, depending on the investment performance of the sub-accounts?	☐	☐
10.	Do you understand that the contract may lapse only if the surrender value becomes insufficient to cover the Monthly Deductions?	☐	☐
11.	Do you understand that the initial payment may be held in the Fixed Account until after your Right to Return period expires?	☐	☐
12.	Do you believe that this contract is consistent with your insurance needs and financial objectives?	☐	☐

THE AMOUNT AND DURATION OF THE DEATH BENEFIT AND OTHER VALUES PROVIDED BY THIS CONTRACT ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, THE FIXED ACCOUNT EARNINGS AND CONTRACT CHARGES.  SEPARATE ACCOUNT VALUES ARE VARIABLE AND MAY INCREASE OR DECREASE. THESE VALUES ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

I/we, the Owner(s), declare that the statements and answers in this supplemental application are complete and true to the best of my/our knowledge and belief and agree that they will become part of any contract of insurance issued by the Company.

Signature of Insured A	Signature of Insured B

Signature of Joint Owner	Signature of Owner if Other than Insured(s)

Dated at on
City and State	Date	Signature of Registered Representative
PLA-98120	[copy 1 to Liberty Life]	[copy 2 to agent]	[copy 3 to client]	5/07